UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014

RealD Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34818	77-0620426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 N. Crescent Drive, Suite 200 Beverly Hills, CA (Address of principal executive offices)	90210 (Zip Code)

(310) 385-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement

The information set forth under Item 5.02 is incorporated herein by reference.

Item 5.02.                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)               On December 15, 2014, RealD Inc. (the “Company”) announced that Gary Sharp, the Company’s Chief Technology Officer and Chief Innovation Officer, will leave the Company, effective March 31, 2015. The Company does not currently expect to fill the positions.

(e)               On December 15, 2014, the Company and Mr. Sharp entered into a Separation Agreement and General Release of Claims (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, in the event the Separation Agreement becomes effective and is not revoked by Mr. Sharp during the applicable revocation period and Mr. Sharp is otherwise in compliance with the terms of the Separation Agreement, Mr. Sharp will receive the following separation benefits: (i) cash severance of $227,250 paid in installments over ten months, with the first such installment to be paid on the 90th day after the earliest to occur of (a) March 31, 2015 or (b) the date of Mr. Sharp’s death (the “Termination Date”); (ii) reimbursement from the Company for insurance coverage under COBRA for 12 months following the Termination Date or such earlier time as Mr. Sharp becomes eligible for insurance through another employer; (iii) eligibility to receive a cash performance bonus for fiscal year 2015, if any; and (iv) continuation of the vesting of the restricted stock units granted to Mr. Sharp on June 5, 2013 and June 3, 2014 under the Company’s 2010 Stock Incentive Plan that would have vested on April 1, 2015 and July 1, 2015 shall continue to vest through July 1, 2015.  The payments described above shall be subject to required withholdings and authorized deductions.  In the event the Company terminates Mr. Sharp’s employment for cause, he will not be eligible for the separation benefits described above.

The Separation Agreement contains a general release by Mr. Sharp of all claims against the Company and its affiliates and representatives. In addition, as a condition to Mr. Sharp’s right to receive the separation benefits described above, Mr. Sharp has agreed to execute a second general release of all claims against the Company and its affiliates and representatives within 60 days after the Termination Date.

On December 15, 2014, the Company issued a press release reporting Mr. Sharp’s departure. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.                  Financial Statements and Exhibits.

(d)                          Exhibits

Exhibit Number	Description
99.1	Announcement, dated December 15, 2014, entitled “RealD Chief Technology Officer and Chief Innovation Officer Gary Sharp to Leave the Company.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealD Inc.

Dated: December 15, 2014	By:	/s/ Vivian Yang
	Name:	Vivian Yang
	Title:	Executive Vice President, General Counsel and Secretary